EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

Bush and Associates CPA LLC

9555 S. Eastern Ave., Suite 280,

Las Vegas, NV 89123.

To Whom it may concern:

We hereby consent to the incorporation by reference of our report dated April 1, 2026, relating to the consolidated financial statements and financial statement schedules of Classover Holdings Inc., included in this Annual Report on Form 10-K, in the Registration Statements on Form S-8 (Files No. 333-292653 and 333-289319).

Bush & Associates CPA, LLC

Las Vegas, Nevada

April 1, 2026